KRAMER LEVIN NAFTALIS & FRANKEL llp

October 29, 2010

E.I.I. Realty Securities Trust
640 Fifth Avenue, 8th Floor
New York, New York 10019

Re:	E.I.I. Realty Securities Trust
File No. 333-45959

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 19 to the Registration Statement No. 333-45959 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas     New York NY 10036-2714     Phone 212.715.9100    Fax 212.715.8000    www.kramerlevin.com

also at 47 Avenue Hoche    75008 Paris France